Exhibit 99.1
Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com
ADVANCED ENERGY REVISES ITS OUTLOOK FOR THE SECOND QUARTER OF 2011
Fort Collins, Colo., July 5, 2011 — Advanced Energy Industries, Inc. (Nasdaq: AEIS) today updated its outlook for the quarter ended June 30, 2011. Based on preliminary financial data, the company now expects to report revenue between $137 million and $140 million for the second quarter of 2011, below the range of $148 million to $160 million it projected on May 2, 2011, and earnings at the low end of, or slightly lower than the range it projected on May 2, 2011.
“The performance of our renewables business drove our lower than expected second quarter revenue, while our thin film business performed in-line with our expectations. Our results were primarily impacted by changing solar market conditions driven by panel price declines, short lead-times for components, and permitting and financing delays. These trends are causing some customers to push-out purchases until panel prices stabilize, leading to the postponement of construction of their projects. Additionally, changing incentive programs in certain regions, coupled with increasing competition, affected the quarter and continue to be ongoing industry dynamics. While we are disappointed in our renewables results this quarter, our recently-announced large project wins reinforce our confidence in our strategy of selling based on LCOE (levelized cost of energy), which we believe will continue to differentiate us from our competitors,” said Dr. Hans Betz, chief executive officer.
Second Quarter 2011 Conference Call
Advanced Energy will release its second quarter 2011 financial results after market on July 25, 2011 and management’s quarterly company update will be held on July 26, 2011, beginning at 6:30 a.m. Mountain Time / 8:30 a.m. Eastern Time.
To participate in the live conference call, please dial 866-362-4820 approximately five minutes prior to the start of the meeting, and an operator will connect you. International participants can dial 617-597-5345. Participants will need to provide the operator with the conference pass code, 76215669, which has been reserved for this call.

A live and archived webcast of the call will also be available on the company’s website. To access the webcast, please visit the Investor Relations section of Advanced Energy’s corporate website at http://ir.advanced-energy.com, and link to the Q2 2011 Webcast on the Investor Relations Home Page. The archived webcast will be available at the same location approximately two hours following the end of the live event.
A telephone replay will also be available for 14 days following the webcast. To access the replay, dial 888-286-8010 or 617-801-6888 and enter pass code 29763068.
About Advanced Energy
Advanced Energy (NASDAQ: AEIS — News) is a global leader in innovative power and control technologies for thin-film manufacturing and high-growth solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Forward-Looking Language
The company’s expectations with respect to the financial results it expects to report for the second quarter ended June 30, 2011 and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, confirmation of the timing of orders by and shipments to our customers and adjustments that may be made as we close the books and finalize our second quarter financial statements. Other factors that could affect the ultimate accuracy of our forward looking statements are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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